Exhibit 10.3


                      AMENDMENT AND WAIVER NO. 2 TO THE
                               CREDIT AGREEMENT


                                                     Dated as of June 4, 2001

          AMENDMENT AND WAIVER NO. 2 TO THE CREDIT AGREEMENT (this "Amendment") among Panamco de Venezuela, S.A., a corporation organized and existing under the laws of Venezuela (the "Borrower"), Inarco International Bank, N.V., a financial institution organized and existing under the laws of Aruba, Dutch West Indies (the "Bank"), and Panamerican Beverages, Inc., a corporation organized and existing under the laws of the Republic of Panama, as the guarantor under the $20 Million Credit Agreement referred to below ("PBI").

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Bank and PBI have entered into a Credit Agreement dated as of July 18, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "$20 Million Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined).

          (2) The Borrower and PBI have requested that the Bank agree to amend the $20 Million Credit Agreement as hereinafter set forth.

          (3) The Bank is, on the terms and conditions stated below, willing to grant the request of the Borrower and PBI, and the Borrower, PBI and the Bank have agreed to amend the $20 Million Credit Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1. Amendments to $20 Million Credit Agreement . The $20 Million Credit Agreement is, upon the occurrence of the Amendment No. 2 Effective Date (as hereinafter defined), hereby amended as follows:

          (a) Section 1.1 of the $20 Million Credit Agreement is hereby amended to add the following new definition in its appropriate alphabetic order:

          "Amendment No. 2 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment and Waiver No. 2 to the Credit Agreement were satisfied.

          (b) Section 2.1 of the $20 Million Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Subject to and upon the terms and conditions set forth herein, the Bank agrees (i) to make a single advance to the Borrower on July 26, 2000 in an amount equal to Yen 2,163,000,000 and (ii) to make a single advance (such advance, together with the advance made pursuant to clause (i) above, being collectively, the "Loan") on or after the Amendment No. 2 Effective Date.


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          (c) Section 2.2(a) of the $20 Million Credit Agreement is hereby amended to delete the phrase "on or before July 26, 2000" in the last line thereof.

          (d) Section 2.5(a) of the $20 Million Credit Agreement is hereby amended to replace the words "LIBOR plus 3.24%" with the words "LIBOR plus 2.15%".

          (e) Section 9.2 of the $20 Million Credit Agreement is hereby amended to replace the amount "US$20,000,000.00" with the amount "US$55,000,000.00".

          (f) The Commitment amount "Yen 2,163,000,000.00" set forth opposite the signature of the Bank to the $20 Million Credit Agreement is hereby replaced with the Commitment amount "Yen 5,948,250,000.00".

          SECTION 2. Conditions of Effectiveness . Sections 1 and 4 of this Amendment shall become effective as of the date on which each of the following conditions precedent shall have been satisfied (such date being the "Amendment No. 2 Effective Date"):

          (a) The Bank shall have received counterparts of this Amendment executed by the Borrower, PBI and the Bank.

          (b) The Bank shall have received on or before the Amendment No. 2 Effective Date the following, each dated such date (unless otherwise specified), in form and substance reasonably satisfactory to the Bank:

               (i) A certificate, dated the Amendment No. 2 Effective Date, of a duly authorized officer or agent of the Borrower, in the form of Exhibit A hereto with appropriate insertions, together with copies of the organizational documents, bylaws, board of directors approvals and resolutions of the Borrower referred to in such certificate.

               (ii) A favorable opinion of Rafael Villegas, counsel for the Borrower in form and substance reasonably satisfactory to the Bank.

               (iii) Such financial, business and other information regarding the Borrower and PBI and their respective property, assets and businesses as the Bank shall have requested.

               (iv) A Note executed by the Borrower and issued to the Bank in an amount equal to the Commitment of the Bank as of the Amendment No. 2 Effective Date.

          (c) All representations and warranties contained in each of the Credit Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, as though made on and as of such date.

          (d) No event shall have occurred and be continuing that constitutes a Default or an Event of Default.

          (e) All of the accrued fees and expenses of the Bank (including the accrued fees and expenses of counsel for the Bank) that are then due and payable shall have been paid in full.

The effectiveness of this Amendment is further conditioned upon the accuracy of all of the factual matters described herein. This Amendment is subject to the provisions of Section 11.12 of the $20 Million Credit Agreement, except that no amendment or waiver of any provision of this Section 2, nor consent to any departure by PBI or the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank.

          SECTION 3. Representations and Warranties of the Borrower. The Borrower and PBI each represents and warrants as follows:

          (a) The execution, delivery and performance by the Borrower and PBI of this Amendment and the other Credit Documents, as amended hereby, to which it is or is to be a party, are within its corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's or PBI's charter or bylaws, (ii) violate any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting PBI, the Borrower or any of their respective Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting PBI, the Borrower, any of their respective Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of PBI, the Borrower or any of their respective Subsidiaries.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower and PBI of this Amendment or any of the other Credit Documents, as amended hereby, to which it is or is to be a party.

          (c) This Amendment has been duly executed and delivered by the Borrower and PBI. This Amendment and each of the other Credit Documents, as amended hereby, to which the Borrower or PBI is a party is the legal, valid and binding obligation of the Borrower and PBI, enforceable against the Borrower and PBI in accordance with its terms.

          (d) There is no action, suit, investigation, litigation or proceeding affecting PBI, the Borrower or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Credit Documents, as amended hereby.

          SECTION 4. Cancellation of Existing Note. On the Amendment No. 2 Effective Date and after the issuance of the Note referred to in Section 2(b)(iv), the Note for Yen 2,163,000,000 issued by the Borrower to the Bank on January 26, 2001 shall be cancelled.

          SECTION 5. Reference to and Effect on the Credit Documents . (a) On and after the Amendment No. 2 Effective Date, each reference in the $20 Million Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the $20 Million Credit Agreement, and each reference in the Note and each of the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the $20 Million Credit Agreement, shall mean and be a reference to the $20 Million Credit Agreement, as amended by this Amendment.

          (b) The $20 Million Credit Agreement, the Note and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

          SECTION 6. Costs and Expenses The Borrower hereby agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Bank) in accordance with the terms of Section 10.1 of the $20 Million Credit Agreement.

          SECTION 7. Execution in Counterparts . This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 8. Governing Law . This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        PANAMCO DE VENEZUELA, S.A.,
                                        as Borrower


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:


                                        PANAMERICAN BEVERAGES, INC.,
                                        as Guarantor


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:

                                        INARCO INTERNATIONAL BANK, N.V.


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:

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                                PROMISSORY NOTE


YEN 5,948,250,000                                          New York, New York
                                                                June 6th 2001


     FOR VALUE RECEIVED, Panamco de Venezuela, S.A., a corporation organized and existing under the laws of the Republic of Venezuela (the "BORROWER"), hereby unconditionally promises to pay to the order of INARCO INTERNATIONAL BANK, N.V. (the "BANK"), in lawful money of the Kingdom of Japan in immediately available funds, at the account number 022 1576403 of Citibank, N.A. maintained in its Tokyo, Japan Branch, the principal sum of Five-Billion-Nine-Hundred-Forty-Eight-Million-Two-Hundred-Fifty-Thousand Yen
(YEN 5,948,250,000) on July 28, 2003.

     The principal amount hereof shall earn interest at the prevailing LIBOR plus 2.15% (the "MARGIN"). "LIBOR" shall mean the rate of interest per annum at which deposits in Yen are offered by the principal office of the Bank in London, England, to prime banks in the London Interbank Market at 11:00 A.M. (London time) two Business Days before the first day of each Interest Period for a period equal to such Interest Period for approximately equal amounts for such Interest Period. Interest shall be paid at the end of each Interest Period. "INTEREST PERIOD" shall mean the period of time used to calculate interest, beginning on the date the Loan is disbursed and ending on the first Interest Payment Date and each subsequent period; provided that, if an Interest Period ends on a day which is not a Business Day, then such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day falls in the next succeeding calendar month in which case such Interest Period shall end on the immediately preceding Business Day. "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday in New York City, Aruba or Caracas, Venezuela or a day on which banking institutions in New York City, Aruba or Caracas, Venezuela are authorized or required by law or other government action to close.

     Interest shall be payable on the following dates (each an "INTEREST PAYMENT DATE"):

                       July 26, 2001

                       January 28, 2002

                       July 26, 2002

                       January 27, 2003

                       July 28, 2003

     If the principal amount hereof is not fully paid at maturity, the unpaid balance thereof shall earn penalty interest at the rate of 2% per annum above the interest rate payable pursuant to Sections 2.5(a) and (c) calculated from the maturity date until payment in full. Such interest to accrue on a daily basis from the date such principal or interest was due with such interest to be payable on demand.

     Interest hereunder shall be calculated on the actual number of calendar days elapsed on a year of 360 days.

     The principal amount hereof and interest thereon shall be payable in lawful currency of the Kingdom of Japan and in same day funds or any other funds which at the time of payment shall be customary for the settlement of international transactions in Yen, at the office of Citibank, N.A., in Tokyo, Japan, free and clear of and without deduction for any and all charges and withholdings and all liabilities with respect thereto excluding income and franchise taxes of Venezuela, Aruba, Panama and the United States of America.

     The Borrower hereof covenants to pay all taxes, levies, imposts, duties, charges and withholdings imposed by any authority of the United States, Venezuela, Aruba, Panama or any other jurisdiction on the principal sum hereof and interest thereon before any penalties or surcharges are payable in connection thereto and further covenants to deliver to the Bank within 30 days from the date such taxes, levies, imposts, duties, charges and withholdings become due and payable the appropriate documentation evidencing payment thereof.

     If this Note or the rights hereunder are negotiated, the Bank is authorized by the Borrower to disclose general financial information about the Borrower to the Person to which the Bank sells, transfers, or participates this Note or the rights hereunder.

     This Note is the Note referred to in the Credit Agreement dated as of July 18, 2000 (as amended, supplemented or otherwise modified from time to time, the "$20 MILLION CREDIT AGREEMENT") among the Borrower, the Bank and Panamerican Beverages, Inc. Capitalized terms used but not defined herein have the meanings set forth in the $20 Million Credit Agreement. The $20 Million Credit Agreement contains, among other provisions, events of default that permit the Bank to accelerate the payment hereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. This Note shall be governed by and construed in accordance with the law of the State of New York.

                                    PANAMCO DE VENEZUELA, S.A.



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:



                                    PANAMERICAN BEVERAGES, INC.,
                                    as Guarantor



                                    By:
                                       --------------------------------
                                       Name:
                                       Title: